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                                                                     EXHIBIT 3.2


           AMENDED AND RESTATED BYLAWS OF NEVADA GOLD & CASINOS, INC.

         ARTICLE I

                                     OFFICES

1.1 PRINCIPAL OFFICE. Nevada Gold & Casinos, Inc. (the "Corporation") is formed under the laws under the State of Nevada, and its principal office shall be in Harris County, Texas.

1.2 OTHER OFFICES. The Corporation may also have offices located in other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

2.1 TIME AND PLACE OF MEETING. All meetings of the Shareholders shall be held at the time and at a place within or without the State of Nevada as determined by the Board of Directors.

2.2 ANNUAL MEETINGS. Annual meetings of the Shareholders shall be held at a time and place fixed by the Board of Directors. At the annual meeting, the Shareholders shall elect Directors and transact any other business that may properly be brought before the meeting. Nomination and election of Directors must be transacted pursuant to the notice and other requirements set forth in
Section 2.16. All other business must be transacted pursuant to the notice and other requirements set forth in Section 2.17.

2.3 SPECIAL MEETINGS. Special meetings of the Shareholders may be called only by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation; and the Secretary shall issue a notice to all Shareholders of the time, date, and place of the meeting. The notice shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

2.4 NOTICE. Written or printed notice shall state the place, day, and hour of any Shareholders' meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in person or by mail, private courier, facsimile transmission, e-mail, telegraph, or other form of wire or wireless communication not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the President, Secretary, Officer, or other person calling the meeting, to each Shareholder of record entitled to vote at the meeting.

         Notice of an annual meeting need not include a description of the purpose or purposes of the meeting, except the purpose or purposes shall be stated with respect to:

         a. an amendment to the Articles of Incorporation of the Corporation;

         b. a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation's shares will be acquired;

         c. a sale, lease, exchange, or other disposition, other than in the usual and regular course of business, of all of or substantially all of the property of the Corporation or of another entity that this Corporation controls, in each case with or without goodwill;

         d.  a dissolution of the Corporation; or

         e. any other purpose for which a statement of purpose is required by the Nevada Private Corporations Act, or applicable law.

If requested by the person or persons lawfully calling the meeting, the Secretary shall give notice of the meeting at corporate expense. No notice need be sent to any Shareholder if three successive notices mailed to the last known address of the Shareholder have been returned as undeliverable until another address for the Shareholder is provided to the Corporation by the Shareholder. In order to be entitled to receive notice of any meeting, a Shareholder shall advise the Corporation in writing of any change in the Shareholder's mailing address as shown on the Corporation's



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current record of Shareholders. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the Shareholder at his or her address as it appears on the Corporation's current record of Shareholders. When a meeting is adjourned to another date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place of the meeting is announced before adjournment of the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting as of the new record date.

2.5 WAIVER OF NOTICE. A Shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by the Shareholder. This waiver shall be delivered to the Corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a Shareholder waives objection to lack of notice or defective notice of the meeting unless the Shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the Shareholder also waives any objection to consideration at the meeting of a particular matter within the purpose or purposes described in the meeting notice unless the Shareholder objects to considering the matter when it is presented.

2.6 RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to (a) notice of or to vote at a meeting of Shareholders; (b) receive distributions or share dividends; or (c) take any other action; and the record date shall not be less than ten nor more than sixty days prior to the meeting, or the Board of Directors may close the stock transfer books for this purpose for a period of not less than ten nor more than sixty days prior to the meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is sent to the Shareholders, or the date on which the Board adopted a resolution providing for a distribution, if that occurs, shall be the record date. When a determination of Shareholders entitled to vote at any meeting of Shareholders is made as provided in this Section, the determination shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, and the Board must do so if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Notwithstanding the above, the record date for determining the Shareholders entitled to take action without a meeting or entitled to be given notice of action taken without a meeting shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining Shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

2.7 LIST OF SHAREHOLDERS. The Officer or agent of the Corporation having charge of the stock transfer ledger for shares of the Corporation shall make, at least ten days before each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at the meeting or any adjournment of a meeting arranged by voting groups and, within each group by class or series of shares, and shall be in alphabetical order, with the address of and the number of voting shares held by each. This list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours for a period of ten days prior to the meeting or two days after notice is given, and continuing through the meeting and any adjournment of the meeting. The original stock transfer books shall be prima facie evidence of the Shareholders entitled to examine the list or transfer books or to vote at any meeting of Shareholders. Any Shareholder or Shareholder's agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (a) the Shareholder has been a Shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (b) the demand is made in good faith for a purpose reasonably related to the demanding Shareholder's interest as a Shareholder, (c) the Shareholder describes with reasonable particularity the purpose and the records the Shareholder desires to inspect, (d) the records are directly connected with the described purpose, and (e) the Shareholder pays a reasonable charge covering the costs of labor and material for the copies, not to exceed the estimated cost of production and reproduction.

2.8 RECOGNITION PROCEDURE FOR BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure that allows a Shareholder of the Corporation to certify in writing to the Corporation that all or a portion of the shares registered in the name of the Shareholder are held for the account of a specified person or persons. The resolution may set forth:

         a.  the types of nominees to which it applies;


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         b.  the rights or privileges that the Corporation will recognize in a beneficial owner, which may include rights and privileges other than voting;

         c. the form of certification and the information to be contained in it;

         d. if the certification is with respect to a record date, the time within which the certification must be received by the Corporation;

         e. the period for which the nominee's use of the procedure is effective; and

         f. any other provisions with respect to the procedure that the Board deems necessary or desirable.

Upon receipt by the Corporation of a certificate complying with the procedure established by the Board of Directors, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered Shareholder of the number of shares specified in place of the Shareholder making the certification.

2.9 QUORUM. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. The holders of a majority of the issued and outstanding shares that are entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the Nevada Private Corporations Act ("the Act"). If, however, a quorum is not present or represented at any meeting of the Shareholders, the Shareholders entitled to vote, represented in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. When any adjourned meeting is reconvened and a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. Once a quorum is constituted, the Shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal from the meeting of a number of Shareholders which leaves less than a quorum.

2.10 VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote shall be the act of the Shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation, or these Bylaws.

2.11 PROXY. Each Shareholder shall, at every meeting of the Shareholders, be entitled to one vote in person or by proxy for each share having voting power held by the Shareholder. A Shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, facsimile, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Every proxy must be executed in writing by the Shareholder or by his or her duly-authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Each proxy is effective when received by the Corporation and is valid for eleven months from the date of its execution unless otherwise provided in the proxy. Any complete copy, including an electronically transmitted facsimile, of any appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

         Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (a) the Corporation had notice that the appointment was coupled with an interest and notice that the interest has been extinguished is received by the Secretary or other Officer or agent authorized to tabulate votes before the proxy exercises the authority granted in the appointment or (b) other notice of the revocation of the appointment is received by the Secretary or other Officer or agent authorized to tabulate votes before the proxy exercises the authority granted in the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a Shareholders' meeting of the Shareholder who granted the proxy and the Shareholder voting in person on any matter subject to a vote at the meeting.

         The death or incapacity of the Shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless the Secretary or other Officer or agent authorized to tabulate votes receives notice of the death or incapacity before the proxy exercises the authority granted in the appointment.



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         The Corporation shall not be required to recognize an appointment as irrevocable if it has received a writing revoking the appointment signed by the Shareholder (including a Shareholder who is a successor to the Shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the Shareholder to another person not to revoke the appointment.

         Subject to Section 2.13 and any express limitation on the proxy's authority appearing on the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the Shareholder making the appointment.

2.12 VOTING OF SHARES. Each Shareholder shall be entitled to one vote for each outstanding share owned by the Shareholder, regardless of class, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Act. Cumulative voting shall not be permitted in the election of Directors or for any other purpose.

         At each election of Directors, the number of candidates equaling the number of Directors to be elected who obtain the highest number of votes cast for their election shall be elected to the Board of Directors.

         Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

2.13 CORPORATION'S ACCEPTANCE OF VOTES. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a Shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the Shareholder. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a Shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the Shareholder if:

         a. the Shareholder is an entity and the name signed purports to be that of an Officer or agent of the entity;

         b. the name signed purports to be that of an administrator, executor, guardian, or conservator representing the Shareholder and, if the Corporation requests, evidence of the person's fiduciary status and authority to act that is acceptable to the Corporation has been presented to the Corporation;

         c. the name signed purports to be that of a receiver or trustee in bankruptcy of the Shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented to the Corporation;

         d. the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the Shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the Shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

         e. two or more persons are the Shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

         f. the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with any other provision of this Section 2.13.

         The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Secretary or other Officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the Shareholder.

         Neither the Corporation nor its Officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable for damages for the consequences of the acceptance or rejection.


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2.14 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a written consent sets forth the action taken by the Shareholders and is signed by persons representing a majority of the Shares entitled to vote on the subject matter and the written consent is received by the Corporation. The consent shall have the same force and effect as a majority vote of the Shares entitled to vote at a meeting of the Shareholders and may be so stated in any document. Action taken under this Section is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case the specified date shall be the effective date for the action. If enough Shareholders revoke their consent to bring the total number of Shares entitled to vote that are voting on the matters in the consent to less than a majority prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining Shareholders entitled to vote without a meeting is the date the Corporation first receives a writing upon which the action is taken.

Any Shareholder who has signed a document describing and consenting to the action taken pursuant to this Section may revoke the consent in a document signed by the Shareholder that describes the action and that states that the Shareholder's prior consent to the action is revoked, but the revocation shall be effective only if the writing is received by the Corporation before the effective date of the action. Any and all written consents signed by a Shareholder and returned to the Corporation by facsimile transmission shall have the same force and effect as an original signature.

2.15 MEETINGS BY CONFERENCE TELEPHONE. Shareholders may, at their own expense, participate in and hold meetings of Shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting shall constitute presence in person at the meeting and waive notice of the meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

2.16 ADVANCE NOTICE OF DIRECTOR NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of Directors in certain circumstances. To be properly brought before an annual meeting, meeting of Shareholders, or any special meeting of Shareholders called for the purpose of electing Directors, nominations for the election of Director must be
(a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) made by any Shareholder of the corporation (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 2.16 and on the record date for the determination of Shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.16.

In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a Shareholder's notice to the Secretary must set forth:

         (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of


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Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and

         (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Shareholder, (iv) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.16. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded

2.17 ADVANCE NOTICE OF SHAREHOLDER BUSINESS.

To be properly brought before an annual meeting, any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a Shareholder (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 2.17 and on the record date for the determination of Shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.17. For such nominations or other business to be considered properly brought before the meeting by a Shareholder such Shareholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such Shareholder's intent to bring such business before such meeting. To be timely, such Shareholder's notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a Shareholder's notice to the Secretary shall set forth:

         (a) the name and record address of the Shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such Shareholder;

         (b) a representation that the Shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting introduce the business specified in the notice;

         (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and ;

         (d) any material interest of the Shareholder in such business.

No business shall be conducted at the annual meeting of Shareholder except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.17 shall be deemed to preclude discussion by any Shareholder of any such business. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.




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                                   ARTICLE III
                                    DIRECTORS

3.1 NUMBER OF DIRECTORS. The number of Directors of the Corporation shall be no less than one and no more than ten. The number of Directors may be increased or decreased from time to time by the Board of Directors within this range, or the Board of Directors may amend these Bylaws to increase the number of Directors of the Corporation, but no decrease shall have the effect of reducing the term of any incumbent Director. Directors shall be elected at the annual meeting of the Shareholders, as provided in the Articles of Incorporation and these Bylaws, except as provided in Section 3.2 below, and each Director shall hold office until a successor is elected and qualified. Directors need not be Shareholders of the Corporation or residents of the State of Nevada.

3.2 VACANCIES. Notwithstanding the fact that the remaining Directors may constitute less than a quorum of the Board of Directors as fixed by Section 3.9 of these Bylaws, the affirmative vote of a majority of the remaining Directors may fill any vacancy occurring in the Board of Directors and, during the period between any two successive annual meetings of the Shareholders, may fill any directorships resulting from an increase in the number of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders. Any directorship to be filed by reason of an increase in the number of Directors may also be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose. Any Director may resign from office at any time by giving written notice of resignation to the Corporation, and shall take effect upon receipt by the Corporation unless the notice specifies a later date. Any Director may be removed from office only at any annual meeting of Shareholders at which meeting such Director is scheduled to stand for re-election, or any special meeting called for this purpose, for or without cause, though his or her term may not have expired in the case of a special meeting.

3.3 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all powers of the Corporation and do all lawful acts and things that are not, by the Act, the Articles of Incorporation, or by these Bylaws, directed or required to be exercised or done by the Shareholders. The term "Director," as used throughout these Bylaws, shall expressly exclude Advisory Directors, unless specifically indicated otherwise.

3.4 PLACE OF MEETINGS. The Directors of the Corporation may hold their meetings, both regular and special, at any location within the contiguous United States, or at any location outside the contiguous United States by consent of a majority of the Directors.

3.5 ANNUAL MEETINGS. The first meeting of each newly-elected Board of Directors shall be held without further notice immediately following the annual meeting of the Shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving the time or place is changed.

3.6 REGULAR MEETINGS. The Board of Directors may provide by resolution the time and place for holding regular meetings without further notice to the Directors.

3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the Board of Directors called by them.

3.8 NOTICE. Notice of any special meeting shall be given at least 48 hours prior to the meeting by written notice either personally delivered to each Director or mailed to each Director at his or her business address, or by notice transmitted by telegraph, telex, facsimile transmission, e-mail, or other form of wire or wireless communication. If mailed, the notice shall be deemed to be given and to be effective on the earlier of (a) three days after the notice is deposited in the United States mail, properly addressed, with postage prepaid; or (b) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, facsimile transmission, e-mail, or other similar form of wire or wireless communication, the notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, the notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a Director has designated in writing one or more reasonable physical or mailing addresses, facsimile numbers, or e-mail addresses for delivery of notice to the Director, notice sent by mail, telegraph, telex, facsimile transmission, e-mail, or other form of wire or

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wireless communication shall not be deemed to have been given or to be effective unless sent to at least one of either the physical or mailing address, facsimile numbers, or e-mail addresses, as the case may be.

3.9 QUORUM. At all meetings of the Board of Directors, the presence of a majority of the number of Directors fixed by the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation, or these Bylaws. If a quorum is not present at any meeting of Directors, the Directors present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.

3.10 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors or committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

         a. the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to the holding of the meeting or the transaction of business at the meeting and does not later vote for or assent to any action taken at the meeting;

         b. the Director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

         c. the Director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding Officer of the meeting before its adjournment or by the Corporation promptly after the adjournment of the meeting.

A Director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or at a committee of the Board shall not be available to a Director who voted in favor of the action.

3.11 ADVISORY BOARD. The Board of Directors may form an Advisory Board, whose members need not be Shareholders of the Corporation, to provide advice, counsel, and assistance to the Board of Directors.

3.12 COMMITTEES. By resolution adopted by a majority of all the Directors in office when the action is taken, the Board of Directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the Board of Directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the Board of Directors, except that no committee shall have the authority to:

         a.  authorize distributions;

         b. approve or propose to Shareholders action or proposals required by the Act to be approved by Shareholders;

         c.  fill vacancies on the Board of Directors or any committee;

         d.  amend Articles of Incorporation;

         e.  adopt, amend, or repeal the Bylaws;

         f.  approve a plan of merger not requiring Shareholder approval;

         g. authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board of Directors; or

         h. authorize or approve the issuance or sale of shares, or contract for the sale of shares, or determine the designations and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or Officer to do so within limits specifically prescribed by the Board of Directors. The committee shall then have full power within the limits set by the Board of Directors to adopt any final resolution setting forth all preferences, limitations, and relative rights of the class or series and to authorize an amendment of the Articles of Incorporation stating the preferences, limitations, and relative rights of a class or series for filing with the Secretary of State under the Act.



Sections 3.4-3.9 and 3.14 of these Bylaws, which govern meetings, notice, waiver of notice, quorum, voting requirements, and action without a meeting of the Board of Directors, shall apply to committees and their members appointed under this Section.

Neither the designation of a committee, the delegation of authority to a committee, or any action by a committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors or a member of the committee in question with the responsibility to conform to the standard of care set forth in Section 3.16 of these Bylaws.

3.13 COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation for this service.

3.14 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the members of the Board of Directors or committee, and the consent shall have the same force and effect as a majority vote at a meeting, and this may be stated as such in any document or instrument filed with the Secretary of State. Any and all written consents signed by a Director and returned to the Corporation by facsimile transmission shall have the same force and effect as an original signature.

3.15 MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of the Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting and waiver of notice of the meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

3.16 STANDARD OF CARE. A Director shall perform his or her duties as a Director and as a member of any committee of the Board in good faith, in a manner the Director reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his or her duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by the persons designated by the Board of Directors or by these Bylaws; however, the Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause reliance on the information or documents to be unwarranted. A Director shall not be liable to the Corporation or its Shareholders for any action he or she takes or omits to take as a Director if, in connection with the action or omission, the Director performs his or her duties in compliance with this Section.

The designated persons on whom a Director is entitled to rely are (a) one or more Officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountant, or other person as to matters that the Director reasonably believes to be within the person's professional or expert competence, or (c) a committee of the Board of Directors on which the Director does not serve if the Director reasonably believes the committee merits confidence.

                                   ARTICLE IV
                                     NOTICES

4.1 FORM OF NOTICE. Whenever, under the provisions of the Act, the Articles of Incorporation, or these Bylaws, notice is required to be given to any Director or Shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any notice may be given in writing by mail, postage prepaid, and addressed to the Director or Shareholder at the address that appears on the books of the Corporation, or sent by facsimile transmission to the facsimile number that appears for that Director or Shareholder on the books of the Corporation, or sent by e-mail if the Director or Shareholder has provided the Corporation with an e-mail address. Any notice required or permitted to be given by mail shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed to the Director or Shareholder as stated above.

4.2 WAIVER. Whenever any notice is required to be given to any Director or Shareholder of the Corporation, under the provisions of the Act, the Articles of Incorporation, or these Bylaws, a waiver of notice in writing signed by the person or persons entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to giving notice.

                                    ARTICLE V
                                    OFFICERS

5.1 IN GENERAL. The Officers of the Corporation shall be elected by the Board of Directors and shall include at least a President, a Secretary, and a Treasurer. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, all of whom shall also be Officers. Two or more offices may be held by the same person, and Officers need not be Directors of the Corporation. In all cases where the duties of any Officer, agent, or employee are not prescribed by the Bylaws or by the Board of Directors, the Officer, agent, or employee shall follow the orders and instructions of the President or Chairman of the Board of Directors of the Corporation.

5.2 ELECTION. The Board of Directors, at its first meeting after the annual meeting of the Shareholders, shall elect the Officers of the Corporation as described above. The Board of Directors may appoint other Officers and agents as it shall deem necessary and may determine the salaries of all Officers and agents from time to time. The Officers shall hold office until their successors are chosen and qualified or an Officer resigns. Any Officer elected or appointed by the Board of Directors may be removed by majority vote of the Board whenever, in its judgment, the best interests of the Corporation will be served. Election or appointment of an Officer or agent shall not of itself create contract rights.

5.3 VACANCIES. A vacancy in any office, however occurring, may be filled by the Board of Directors, or by the Officer or Officers authorized by the Board, for the unexpired portion of the Officer's term. If an Officer resigns and the resignation is made effective at a later date, the Board of Directors, or Officer or Officers authorized by the Board, may permit the Officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board of Directors or Officer or Officers authorized by the Board provide that the successor shall not take office until the effective date. In the alternative, the Board of Directors, or Officer or Officers authorized by the Board of Directors, may remove the Officer at any time before the effective date and may fill the resulting vacancy.

5.4 CHAIRMAN. The Chairman of the Board of Directors, if there is a Chairman, shall preside at all meetings of the Shareholders and the Board of Directors and shall have any other powers as may from time to time be assigned by the Board of Directors.

5.5 PRESIDENT. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the Shareholders and the Board of Directors, unless a Chairman of the Board has been elected, and shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the prior approval of the Board of Directors, the President shall execute all contracts, mortgages, conveyances, or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of these powers by the Board of Directors to some other Officer, agent, or attorney-in-fact of the Corporation.

5.6 VICE PRESIDENTS. The Vice President or, if there are more than one, the Vice Presidents, in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform any other duties that the Board of Directors prescribes.

5.7 SECRETARY. The Secretary shall:

         a. prepare and maintain as permanent records the minutes of the proceedings of the Shareholders and the Board of Directors, a record of all actions taken by the Shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of

              Directors on behalf of the Corporation, and a record of all waivers of notice of meetings of Shareholders and of the Board of Directors or any Board committee;

         b. ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

         c. serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors;

         d. keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all Shareholders in a form that permits preparation of a list of Shareholders arranged by voting group and by class or series of shares within each voting group that is alphabetical within each class or series and that shows the address and the number of shares of each class or series held by each Shareholder, unless this record is kept at the office of the Corporation's transfer agent or registrar;

         e. maintain at the Corporation's principal office the originals or copies of the Corporation's Articles of Incorporation, Bylaws, minutes of all Shareholders' meetings and records of all action taken by Shareholders without a meeting for the past three years, all written communications within the past three years to Shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current Directors and Officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation's assets and liabilities and results of operations for the last three years;

         f. have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent;

         g.   authenticate records of the Corporation; and

         h. in general, perform all duties incident to the office of Secretary and all other duties that from time to time may be assigned by the President, Chairman of the Board, or by the Board of Directors.

The Directors and/or Shareholders may designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings. Any books, records, or minutes of the Corporation shall be in written form or in a form capable of being converted into written form within a reasonable time.

5.8 ASSISTANT SECRETARIES. Assistant Secretaries, if any, shall have the duties and powers delegated to them by the Secretary, subject to supervision by the Secretary.

5.9 TREASURER. The Treasurer shall be the principal financial Officer of the Corporation, shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the Corporation, and shall deposit them in accordance with the instructions of the Board of Directors. The Treasurer shall receive and give receipts and acquittance for money paid in on account of the Corporation, and shall pay out of the Corporation's funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity. The Treasurer shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make reports to the Board as may be required at any time. The Treasurer shall, if required by the Board, give the Corporation a bond in a sum and with the sureties that are satisfactory to the Board, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under his or her control that belong to the Corporation. The Treasurer shall have all other powers and perform all other duties that may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President.

The Treasurer shall also be the principal accounting Officer of the Corporation. The Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Act, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

5.10 ASSISTANT TREASURERS. Assistant Treasurers, if any, shall have the duties and powers delegated to them by the Treasurer, subject to supervision by the Treasurer.

5.11 ATTESTATION. The signature of any Officer shall be effective without an attestation.

                                   ARTICLE VI
                                      STOCK

6.1 CERTIFICATES. The Board of Directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that certain shares are not represented by certificates shall have no effect on the rights and obligations of Shareholders. If the shares are represented by certificates, the shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the Corporation by one or more persons designated by the Board of Directors. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an Officer before the certificate is issued, the certificate may nonetheless be issued by the Corporation with the same effect as if he or she were that Officer at the date of its issue. Certificates of stock shall be in a form and shall contain information consistent with law as shall be prescribed by the Board of Directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of the shares, the Corporation shall send the Shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Act.

6.2 CONSIDERATION FOR SHARES. Certificated or uncertificated shares shall not be issued until the shares represented by them are fully paid. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, each as permissible by the Act. The Board of Directors shall use its discretion to determine whether the consideration received or to be received by the Corporation is adequate for the shares issued as provided in the Act.

6.3 LOST CERTIFICATES. In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in place of that certificate upon the terms and conditions in conformity with the law as the Board may prescribe. The Board of Directors may in its discretion require an affidavit of lost certificate and/or a bond in a form and amount and with the surety that it may determine before issuing a new certificate.

6.4 TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder of the shares in person or by his or her duly-authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled to it, cancel the old certificate, and record the transaction upon its books.

6.5 RESTRICTION ON TRANSFER. Any restrictions imposed by the Corporation on the sale, transfer, or other disposition of its shares must be copied at length or in summary form and placed conspicuously on the face of each certificate, or the back of each certificate with a notice of restriction on the face of each certificate, representing shares to which the restriction applies. The certificate may, however, also state on its face that a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

6.6 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, regardless of whether it shall have express or other notice of the claim or interest, except as otherwise provided by law.

6.7 TRANSFER AGENT, REGISTRARS, AND PAYING AGENTS. The Board may, at its discretion, appoint one or more transfer agents, registrars, and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. These agents and registrars may be located either within or outside Nevada. They shall have the rights and duties and shall be entitled to the compensation as may be approved by the Board of Directors or the President or Chairman.

                                   ARTICLE VII
                               GENERAL PROVISIONS

7.1 DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, and the record date shall be not more than sixty days prior to the payment date of the dividend, or the Board of Directors may close the stock transfer books for this purpose for a period of not more than sixty days prior to the payment date of the dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

7.2 FISCAL YEAR. The fiscal year of the Corporation shall be as determined and fixed by resolution of the Board of Directors.

7.3 SEAL. The Corporation shall have a seal and the seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced. Any Officers of the Corporation shall have authority to affix the seal to any document requiring it. The corporate seal shall be circular in form and shall contain the name of the Corporation and the words, "Seal, Nevada."

7.4 EXECUTION OF INSTRUMENTS. When authorized by the Board of Directors or required by law, the President may execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and, unless the Board of Directors shall order otherwise by resolution, may make any contracts that the ordinary conduct of the Corporation's business may require. These instruments shall require the signature of the President only, with no attestation required, unless the Board of Directors shall order otherwise by resolution.

The Board of Directors may, in its discretion, determine the method and designate the signatory Officer or Officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and the execution or signature shall be binding upon the Corporation. The Board of Directors may also, in its discretion, authorize the use of a signature stamp for the Chairman, President, or any other Officer or Director of the Corporation, provided the Board prescribes safeguards against improper use that the Board believes are adequate. A signature stamp of an Officer or Director of the Corporation shall have the same force and effect as the original signature of the Officer or Director if the Officer or Director consents, either verbally or in writing, to the use of the signature stamp and a log and a file of all documents on which the stamp is used is maintained by the Corporation.

7.5 ANNUAL STATEMENT. The Board of Directors may present at each annual meeting, and when called for by vote of the Shareholders, at any special meeting of the Shareholders, a full and clear statement of the business and condition of the Corporation.

7.6 INTERESTED DIRECTORS, OFFICERS, AND SHAREHOLDERS. Any contract or other transaction between the Corporation and any of its Directors, Officers, or Shareholders (or any Corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes, notwithstanding the presence of the Director, Officer, or Shareholder at the meeting authorizing the contract or transaction, or his or her participation in the meeting. This Section shall apply, however, only if the interest of each Director, Officer, or Shareholder is known or disclosed: (a) to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority vote of the Directors present, counting the interested person, if a Director, in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or (b) to the Shareholders, and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, counting each interested person's shares entitled to vote for quorum and voting purposes. This Section shall not be construed to invalidate any contract or transaction that would be valid in its absence.

                                   ARTICLE VII
                                    INDEMNITY

8.1 DEFINITIONS. When used in this Article, unless the context otherwise requires:

         a. the term "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article;

         b. the term "Director" means any person who is or was a Director of the Corporation and any person who, while a Director of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise;

         c.   the term "expenses" includes court costs and attorney's fees;

         d. the term "official capacity" means (1) when used with respect to a Director, the office of Director in the Corporation, and
              (2) when used with respect to a person other than a Director, the elective or appointive office in the Corporation held by the Officer, or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise; and

         e. the term "proceeding" means any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

8.2 PERMISSIVE INDEMNIFICATION OF DIRECTORS. The Corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director of the Corporation only if it is determined in accordance with the procedure set forth in Section 8.4 below that the person:

         a.   conducted him or herself in good faith;

         b. reasonably believed (1) in the case of conduct in his or her official capacity as a Director of the Corporation, that his or her conduct was in the Corporation's best interest, and (2) in all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and

         c. in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A person may not be indemnified under this section for obligations resulting from a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him or her, regardless of whether the benefit resulted from an action taken in his or her official capacity, or
(2) in which the person is found liable to the Corporation. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in this section. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals from the judgment. A person may be indemnified under this section against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by him or her in connection with the proceeding; but, if the proceeding was brought by or on behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

8.3 PAYMENT OR REIMBURSEMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION. Reasonable expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without the determinations and authorizations of payment specified in Section 8.4 below, after the Corporation receives (a) a written affirmation by the Director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article, and (b) a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met that standard, or if it is ultimately determined that indemnification of the Director against expenses incurred by him or her in connection with that proceeding is prohibited by the Act. The written undertaking required by this section must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by a Director in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

8.4 DETERMINATION OF INDEMNIFICATION AND PAYMENT OR REIMBURSEMENT OF EXPENSES. A determination of indemnification or payment or reimbursement of expenses under this Article must be made:

         a. by a majority vote of a quorum consisting of Directors who, at the time of the vote, are not named defendants or respondents in the proceeding;

         b. if this quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding;

         c. by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in this Paragraph, or, if this a quorum cannot be obtained and a committee cannot be established, by a majority vote of all Directors; or

         d. by the Shareholders in a vote that excludes the shares held by Directors who are named defendants or respondents in the proceeding.

Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as set forth in this section for the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by this Section for the selection of special legal counsel.

8.5 PERMISSIVE INDEMNIFICATION OF OFFICERS, EMPLOYEES, AGENTS, AND OTHERS. The Corporation may indemnify and advance expenses to an Officer, employee, or agent of the Corporation and to nominees and designees (who are not or were not Officers, employees, or agents of the Corporation) who are or were serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the same extent that it may indemnify and advance expenses to Directors under this Article. Determinations of indemnification and advancement of expenses under this Section must be made in the manner specified by Section 8.4 above.

8.6 EFFECT OF TERMINATION OF ACTION. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Sections 8.2 and 8.5 above. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability as described in
Section 8.2 above.

8.7 MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any Director or Officer of the Corporation against reasonable expenses incurred by him or her in connection with a proceeding in which the Director or Officer is named defendant or respondent because he or she is a Director or Officer of the Corporation if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding. If, in a suit for the indemnification required by this Section, a court of competent jurisdiction determines that the Director or Officer is entitled to indemnification under this Section and Sections 78.7502 and 78.751 of the Act, the court shall order indemnification and shall award to the Director or Officer the expenses incurred in securing the indemnification.

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

8.8 LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan against any liability asserted against him or her and incurred by him or her in this capacity or arising out of his or her status as such a person, regardless of whether the Corporation would have the power to indemnify the person against that liability under this Article and the provisions of the Act.

8.9 REPORT TO SHAREHOLDERS. Any indemnification of or advance of expenses to a Director in accordance with this Article shall be reported in writing to the Shareholders with or before the notice or waiver of notice of the next Shareholders' meeting, or with or before the next submission to Shareholders of a consent to action without a meeting pursuant to Section 2.14 of these Bylaws and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

8.10 SPECIAL PROVISIONS FOR EMPLOYEE BENEFIT PLANS. For the purposes of this Article, the Corporation is deemed to have requested a Director to serve as a trustee or fiduciary of an employee benefit plan whenever the performance by the Director of his or her duties to the Corporation also imposes duties on or otherwise involves services by the Director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a Director with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose that is not opposed to the best interests of the Corporation.

                                   ARTICLE IX
                                     BYLAWS

9.1 AMENDMENTS. These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors by a majority vote at any regular meeting or at any special meeting called for that purpose, unless the Shareholders representing a majority of the shares entitled to vote have expressly provided that the particular provision cannot be amended or repealed by the Board of Directors.

9.2 WHEN BYLAWS SILENT. It is expressly recognized that when the Bylaws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.

9.3 CONFLICTS. In the event of any irreconcilable conflict between these Bylaws and either the Corporation's Articles of Incorporation or applicable law, the Articles of Incorporation shall control.

9.4 DEFINITIONS. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the Nevada Private Corporations Act.

                                   CERTIFICATE

         I, Christopher C. Domijan, certify that I am the duly-elected and acting Secretary of NEVADA GOLD & CASINOS, INC. ("the Corporation"), and that these Bylaws were adopted as the Bylaws of the Corporation by unanimous consent of the Board of Directors of the Corporation dated this 10th day of September, 2001, and I have affixed the corporate seal to these Bylaws below.

         (SEAL)


                                          By:  /s/ Christopher C. Domijan
                                          -------------------------------------
                                          CHRISTOPHER C. DOMIJAN, Secretary



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